FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2004

INTERNATIONAL SPEEDWAY CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

Item 5. Other Events &
9. Regulation FD Disclosure. The Company issued a press release on April 23, 2004 which announced that it had closed on $150 million principal amount of Senior Notes due 2009 (“five-year Notes”) and $150 million principal amount of Senior Notes due 2014 (“ten-year Notes”) that were offered in a private placement, and which reported Notice of Redemption for the Company's Senior Notes due 2004.  A copy of the release is furnished to the Commission as an exhibit to this report. A copy of form of the Notice of Redemption expected to be sent to the Holders of the Senior Notes due 2004 is also an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release Announcing Senior Note Closing and Redemption	Filed herewith
1	(99.2)	Notice of Redemption	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	4/23/2004	/s/ Glenn R. Padgett
Glenn R. Padgett, Vice President & Chief Compliance Officer